EXHIBIT 10.8
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                   DESCRIPTION OF MANAGEMENT INCENTIVE PLAN



     Professional and management employees, including executive officers, receive a portion of their annual compensation in the form of incentive compensation (i.e., a bonus). Such employees are assigned a target bonus, the payment of which is based upon an evaluation of performance against specific objective and subjective standards which vary from employee to employee. Performance against these standards may lead to receiving more than, or less than, the target bonus. Additionally, bonus payments may vary in a year when the Company's results are above or below the year's business plan.